UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 27, 2012

DST SYSTEMS, INC.

(Exact Name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(IRS Employer Identification No.)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

DST Systems, Inc. (“DST”) entered into an unsecured credit agreement, dated as of April 16, 2010 (the “Initial Credit Agreement”), with a syndicate of financial institutions, including Bank of America, N.A. (“Bank of America”), as Administrative Agent, Swing Line Lender and L/C Issuer, providing for certain extensions of credit described therein in a maximum aggregate principal amount of $600,000,000. The Credit Agreement was described in and attached to a Form 8-K dated April 20, 2010 (the “Initial 8-K”). The Initial Credit Agreement was amended by (a) a First Amendment to Credit Agreement dated August 9, 2010 (“First Amendment”) which was attached to a Form 10-Q for the period ended September 30, 2010; (b) a Second Amendment to Credit Agreement dated June 30, 2011 (“Second Amendment”) pursuant to which, among other modifications, the aggregate commitments of the lenders under the Initial Credit Agreement were increased from $600,000,000 to $630,000,000, which Second Amendment was described in and attached to a Form 8-K dated June 30, 2011, 2011 (“Second Amendment 8-K”); and (c) a Third Amendment to Credit Agreement dated December 12, 2011 (“Third Amendment”) which was attached to a Form 10-K for the year ended December 31, 2011.  The Initial Credit Agreement, as modified by the First Amendment, Second Amendment and Third Amendment are collectively referred to herein as the “Credit Agreement” and the Initial 8-K and the Second Amendment 8-K are collectively referred to herein as the “Prior 8-K’s”. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

On November 27, 2012, DST entered into a Fourth Amendment to Credit Agreement with Bank of America and the other Lenders party thereto (the “Fourth Amendment”) providing, among other modifications made to the Credit Agreement as described in the Fourth Amendment, that (a) dispositions outside of the ordinary course of business by DST and its Subsidiaries of up to $750 million (as calculated pursuant to the Credit Agreement) of real estate (excluding DST’s primary data centers), marketable securities and other securities that are not material to its investment recordkeeping and output solutions business operations (“Non-Operating Asset Dispositions”) do not reduce the aggregate amount of asset dispositions otherwise permitted by the Credit Agreement, (b) DST is permitted to use up to $450 million of cash proceeds from Non-Operating Asset Dispositions for Restricted Payments without reducing the aggregate amount of Restricted Payments otherwise permitted by the Credit Agreement, and (c) cash losses and cash gains on Non-Operating Asset Dispositions are excluded from the definition and calculation of Consolidated EBITDA under the Credit Agreement.

This summary does not purport to be complete and is qualified in its entirety by reference to the Prior 8-K’s, the Credit Agreement, and the Fourth Amendment attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

The information and comments in this Form 8-K may include forward-looking statements respecting the Company and its businesses.  Such information and comments are based on the Company’s views as of today, and actual actions or results could differ. There could be a number of factors affecting future actions or results, including those set forth in the Company’s latest periodic financial report (Form 10-K or 10-Q) filed with the Securities and Exchange Commission.  All such factors should be considered in evaluating any forward-looking comment.  Unless required by applicable laws and regulations, the Company undertakes no obligation to update any forward-looking statements in this Form 8-K to reflect future events.

ITEM 9.01  Financial Statements and Exhibits

(d). Exhibits.

Exhibit Number	Description
10.1

Fourth Amendment to Credit Agreement, dated as of November 27, 2012, among DST Systems, Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 30th day of November, 2012.

DST SYSTEMS, INC.

By:	/s/ Kenneth V. Hager
Name:	Kenneth V. Hager
Title:	Vice President, Chief Financial Officer and Treasurer